Amendment

To The

Management Services Agreement

THIS AMENDMENT (the “Amendment”), entered into effective the 1st day of May 2011, (the “Effective Date”) is to the Management Services Agreement entered into on February 6, 2006, with an effective date of February 1, 2006, as amended on August 31, 2007, on December 21, 2007, and effective January 1, 2010 (the “Agreement”), by and between White Mountain Titanium Corporation (“WMTC”) and Michael P. Kurtanjek (“Mr. Kurtanjek”).

RECITALS:

A.        WMTC is intent on retaining senior management, including Mr. Kurtanjek, through providing competitive compensation; and

B.         The parties hereto desire to increase the monthly compensation of the Agreement to secure the continued performance of Mr. Kurtanjek; and

C.        Section 7(d) of the Agreement grants to the parties the right to amend the Agreement upon approval of each of the parties thereto.

NOW, THEREFORE, for additional consideration of the parties, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

1.        Effective May 1, 2011, Section 2(a) of the Agreement is amended to read as follows:

Monthly Fee. In consideration of the services provided by Mr. Kurtanjek as set forth herein, WMTC shall pay to him US$20,000.00 per month, which amount shall be pro rated for any partial month of service. Payments hereunder shall be made on the first business day following the month of service.

2.        Except as amended hereby, the Agreement shall continue to be, and shall remain, in full force and effect. Except as provided herein, this Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Agreement or (ii) to prejudice any right or rights which the parties may now have or may have in the future under or in connection with the Agreement or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

3.        The terms of the Agreement are incorporated herein by reference and shall form a part of this Amendment as if set forth herein in their entirety.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment the respective day and year set forth below.

White Mountain Titanium Corporation

Date: March 5, 2013	By	/s/ Brian Flower
Brian Flower, Executive Chairman

Date: March 6, 2013	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Individually

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